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                                               FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-12395

                        SUPPLEMENT NO. 3 TO PROSPECTUS
                           DATED SEPTEMBER 27, 1996

  On March 31, 1997, Einstein/Noah Bagel Corp. (the "Company") filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 29, 1996 (the "Annual Report"). The Annual Report includes financial and other information with respect to the Company's 1996 fiscal year. The Company has supplied to each Registering Stockholder under this Prospectus copies of the Annual Report for delivery to each person to whom this Prospectus is hereafter delivered.

                 The date of this Supplement is March 31, 1997